Exhibit 8(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                            Amendment #1 to Exhibit A

Exhibit A to Custodian Agreement dated as of July 1, 1996 between Bankers Trust Company and BT Investment Portoflios is hereby amended by adding the following to the List of Portfolios:



BT PreservationPlus Portfolio



Dated as of March 26, 1997                BT INVESTMENT PORTFOLIOS



                                          By:/s/ Charles L. Davis, Jr.
                                          Name:  Charles L. Davis, Jr.
                                          Title:  Vice President



                                          BANKERS TRUST COMPANY



                                          By:/s/ Richard M. Quintal
                                          Name:  Richard M. Quintal
                                          Title:  Managing Director